UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2007


                            FBL Financial Group, Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)


         Iowa                          1-11917                   42-1411715
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)

5400 University Avenue, West Des Moines, Iowa                50266
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (515) 225-5400

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

d. At FBL Financial Group's Annual Meeting of Shareholders, Class B shareholders elected Keith R. Olsen as a Class B Director. Olsen is the President of the Nebraska Farm Bureau Federation and previously served as an FBL Class B Director from 2002 to 2004. Olsen replaces retiring director Frank S. Priestley, and will serve as a member of FBL's Finance Committee and FBL's Class B Nominating Committee. Mr. Olsen was elected a Class B director by the Class B shareholders, pursuant to the terms of the Restated Class B Stockholders' Agreement. Election of Class B directors is limited to five persons who are presidents or officers of state Farm Bureau organizations which own, or whose affiliates own, Class B shares. Mr. Olsen has no material interest in any prior, existing or proposed transaction or series of transactions with FBL or its management. A press release on FBL's Annual Meeting of Shareholders and Mr. Olsen's election is included herewith as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Years

On May 16, 2007, the Board of Directors of FBL Financial Group unanimously approved an amendment to the bylaws of the company to allow for the issuance and transfer of uncertificated shares and thereby enable the Company to comply with the direct registration program. A direct registration program allows for book-entry ownership of stock or other securities. Shares are owned, recorded and transferred electronically without issuance of physical stock certificates, which enables investors and broker-dealers to effect transactions without the risks and delays associated with transferring physical certificates.

Exhibit 3(ii)(a) Amendment effective May 16, 2007 to Article VI of Second Restated Bylaws Exhibit 99.1 News release dated May 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
(Registrant)

Date: May 16, 2007


/s/ James P. Brannen
--------------------
James P. Brannen
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.             Description
-------------           -----------
Exhibit 3(ii)(a)        Amendment effective May 16, 2007 to Article VI of Second
                        Restated Bylaws
Exhibit 99.1            News release of the registrant dated May 16, 2007